Exhibit 99.1

Alliqua Signs Long-Term Distribution Agreement with sorbion for Hydroactive Wound Product Line with Hydration Response Technology

Partnership To Be Officially Launched at SAWC in Las Vegas in September

Adds to Alliqua’s Suite of Advanced Wound Care Solutions

LANGHORNE, PA – September 23, 2013 – Alliqua, Inc. (OTCQB: ALQA) (“Alliqua” or “the Company”), a biomedical company offering a suite of wound care solutions and drug delivery technologies, has signed a long-term agreement with sorbion GmbH & Co. KG (“sorbion”) to distribute the sorbion sachet S, sorbion sana and new products with hydrokinetic fibers as primary dressings. sorbion hydroactive wound care products will be distributed by Alliqua throughout all of the Americas. The new partnership will be officially launched at the Fall 2013 Symposium on Advanced Wound Care (“SAWC”), to be held September 26-29 in Las Vegas.

The sorbion sachet S and sorbion sana brands have been market leaders in the MMP (matrix metalloproteinase) modulator wound dressing category in Germany and the U.K. for the past several years and were initially introduced into the U.S. marketplace three years ago. These dressings are FDA-cleared and are reimbursable.

Intended for wound bed preparation, sorbion sachet S is indicated as a primary dressing for moderately to highly exudating wounds such as surgical wounds, venous leg ulcers and diabetic ulcers. It offers enhanced performance for the removal of slough, and toxins, locking in bacteria and reducing odor. sorbion sachet S’s hydration response technology combines mechanically modified cellulose fibers with gelling agents; the close interaction of the two components allows for active regulation of the wound climate.

Another form of wound treatment is possible with sorbion sana, which is indicated as a primary dressing. It maintains a wound climate which supports healing and thus supports granulation by protecting tissue and offers a reduction of pain during dressing changes. sorbion sana consists of an absorbent core with hydration response technology and a three-dimensional outer cover made of polyethylene. Selected materials and an optimized manufacturing process allow the avoidance of glues and adhesives, making the sorbion dressings less likely to cause an allergic reaction.

Olaf Ohm, Sales & Marketing Director, Global Operations of sorbion, said, “We are confident that Alliqua is the ideal partner to expand the distribution of the sorbion family of wound care products across the Americas. Alliqua’s team has extensive wound care experience. sorbion’s products, when taken together with Alliqua’s SilverSeal® and Hydress® products, comprise an ideal portfolio of wound care dressings from which healthcare providers can choose to meet the best needs of the patient.”

Michael Stonner, Managing Director of sorbion, said, “Alliqua’s success in conveying the specific benefits of its own wound care products will serve us well as our international partner. As Alliqua begins its distribution of sorbion sachet S, sorbion sana, and new products with hydrokinetic fibers in the Americas, we expect the products’ sales and reputation to grow at an impressive rate.”

David Johnson, Chief Executive Officer of Alliqua, said, “This agreement is one example of how Alliqua is fulfulling its vision to build a suite of technological solutions that will allow wound care practitioners to solve the challenges that are presented to them in both chronic and acute wounds. sorbion’s products expand our suite of wound dressings and together, these products offer a broad range of solutions for practitioners tasked with treating various wound types and conditions providing a favorable wound environment for healing . Overall, we expect the clinical effectiveness of these products will contribute to their role as very cost-effective solutions for wound care specialists around the globe.”

About sorbion GmbH & Co. KG

sorbion GmbH & Co. KG is an owner-operated company based in Senden (Münsterland region, Westphalia, Germany) which specializes in the development, production and sale of products for modern wound treatment. Since its foundation in 2001 by the Riesinger family, sorbion has established itself as an internationally acknowledged provider of modern treatment solutions. Research and development has always been one of the company group's main focuses and, with new products and technologies, it is central to the company's growth. Today, sorbion is represented by sales and partner companies in 14 countries. For more information, please visit www.sorbion.com.

About Alliqua, Inc.

Alliqua, Inc. (ALQA) ("Alliqua") is a biopharmaceutical company focused on the development, manufacturing, and distribution of proprietary transdermal wound care and drug delivery technologies. Alliqua's technology platform produces hydrogels, a 3-dimensional cross-linked network of water soluble polymers capable of numerous chemical configurations.

Alliqua currently markets its new line of 510(k) FDA-approved hydrogel products for wound care under the SilverSeal® brand. Alliqua's electron beam production process, located at its 16,000 square foot GMP manufacturing facility in Langhorne, PA, allows Alliqua to develop and custom manufacture a wide variety of hydrogels. Alliqua's hydrogels can be customized for various transdermal applications to address market opportunities in the treatment of wounds as well as the delivery of numerous drugs or other agents for pharmaceutical and cosmetic industries. Additionally, Alliqua's drug delivery platform, in combination with certain active pharmaceutical ingredients, can provide pharmaceutical companies with a transdermal technology to enhance patient compliance and potentially extend the patent life of valuable drug franchises.

For additional information, please visit http://www.alliqua.com. To receive future press releases via email, please visit http://ir.stockpr.com/alliqua/email-alerts.

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Contacts for Alliqua, Inc.

Brian Posner
Chief Financial Officer
+1(215)702-8550
info@alliqua.com

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cschneider@dgicomm.com

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